                            SCHEDULE 14A INFORMATION



Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [ ]

   Check the appropriate box:
   [ ]  Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                      APPLIED SCIENCE AND TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

     1)  Title of each class of securities to which transaction applies:
         _______________________________________________

     2)  Aggregate number of securities to which transaction applies:
         _______________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         _______________________________________________

     4)  Proposed maximum aggregate value of transaction:
         _______________________________________________

     5)  Total fee paid:
         _______________________________________________

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     1)  Amount previously paid:
         _____________________________

     2)  Form, Schedule or Registration Statement No:
         _____________________________

     3)  Filing party:
         _____________________________

     4)  Date Filed:
         _____________________________

                     APPLIED SCIENCE AND TECHNOLOGY, INC.
                                 35 CABOT ROAD
                          WOBURN, MASSACHUSETTS 01801

                                                               October 20, 1999

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of APPLIED SCIENCE AND TECHNOLOGY, INC. (the "Corporation") to be held on Thursday, November 18, 1999, at 10:30 a.m. at the offices of the Corporation, 35 Cabot Road, Woburn, Massachusetts 01801.

  At the Annual Meeting, you will be asked (i) to elect three (3) members of the Board of Directors of the Corporation; (ii) to approve an amendment to the Corporation's 1993 Stock Option Plan to increase the number of shares of Common Stock available for issuance pursuant to the 1993 Stock Option Plan to 3,750,000 shares; and (iii) to ratify the appointment of the Corporation's independent auditors, KPMG LLP. Details of the matters to be considered at the Annual Meeting are contained in the Proxy Statement, which we urge you to review carefully.

  Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your Proxy.

  On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Corporation.

                                          Sincerely,

                                          Richard S. Post, Ph.D.
                                          President

                     APPLIED SCIENCE AND TECHNOLOGY, INC.
                                 35 Cabot Road
                          Woburn, Massachusetts 01801

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of APPLIED SCIENCE AND TECHNOLOGY, INC. (the "Corporation"), a Delaware corporation, will be held on Thursday, November 18, 1999 at 10:30 a.m. at 35 Cabot Road, Woburn, Massachusetts, for the following purposes:

  1. To elect three (3) members of the Board of Directors for a term of three (3) years;

  2. To approve an amendment to the Corporation's 1993 Stock Option Plan to increase the number of shares of Common Stock available for issuance pursuant to the 1993 Stock Option Plan to 3,750,000 shares;

  3. To consider and act upon a proposal to ratify the appointment of KPMG LLP as independent auditors for the Corporation for the fiscal year ending July 1, 2000; and

  4. To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed the close of business on October 14, 1999, as the record date for the determination of stockholders entitled to notice of and vote at the Annual Meeting and any adjournment or adjournments thereof.

                                          By Order of the Board of Directors

                                          John M. Tarrh
                                          Secretary

Woburn, Massachusetts
October 20, 1999


                                   IMPORTANT

 Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly signing, dating, and returning the proxy will save the Corporation the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your proxy will not prevent you from voting your stock at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

                     APPLIED SCIENCE AND TECHNOLOGY, INC.
                                 35 Cabot Road
                          Woburn, Massachusetts 01801

                               ----------------

                                PROXY STATEMENT

                               October 20, 1999

  The enclosed proxy is solicited by the Board of Directors of APPLIED SCIENCE AND TECHNOLOGY, INC. (the "Corporation" or "ASTeX") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, November 18, 1999, at 10:30 a.m. at the Corporation's offices, 35 Cabot Road, Woburn, Massachusetts, and at any adjournment or adjournments thereof.

  Stockholders of record at the close of business on October 14, 1999, will be entitled to vote at the Annual Meeting or any adjournment thereof. On that date, 11,479,630 shares (excluding 132,638 treasury shares) of the Corporation's common stock, $.01 par value per share (the "Common Stock"), were issued and outstanding. Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. The Corporation has no other voting securities.

  The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, either in person or represented by a properly executed proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

  The election of directors will be determined by a plurality vote. The other proposals to be voted upon by the stockholders of the Corporation requires the vote of a majority of shares of Common Stock present and voting at the Annual Meeting for passage. Votes withheld from any nominee, abstentions and broker non-votes (which result when a broker holding shares for a beneficial holder has not received timely voting instructions on certain matters from such beneficial holder and the broker does not have discretionary voting power on such matters) are counted as present or represented for purposes of determining the presence or absence of a quorum at the Annual Meeting. Abstentions and broker non-votes have no effect on whether a proposal has been approved.

  The directors, nominated directors and executive officers of the Corporation as a group own or may be deemed to control 1,479,496 shares of Common Stock, constituting approximately 12.9% of the outstanding shares of Common Stock of the Corporation. Each of the directors, nominated directors and officers has indicated his intent to vote all shares of Common Stock owned or controlled by him in favor of each item set forth herein.

  Where the stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the three nominees for director named herein, FOR the proposal to increase the aggregate number of shares of Common Stock available for issuance under the Corporation's 1993 Stock Option Plan to 3,750,000 shares and FOR the ratification of the appointment of KPMG LLP as the Corporation's independent auditors for the fiscal year ending July 1, 2000. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. The proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the Annual Meeting, or by giving to the Secretary a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified therein.

  The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be taken, such shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies. The Board of Directors knows of no matter to be acted upon at the Annual Meeting that would give rise to appraisal rights for dissenting stockholders.

  An annual report on Form 10-K, containing the Corporation's audited financial statements for its fiscal years ended June 26, 1999 ("Fiscal Year 1999"), June 27, 1998 ("Fiscal Year 1998") and June 28, 1997 ("Fiscal Year 1997") is being mailed together with this Proxy Statement to all stockholders entitled to vote. This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about October 20, 1999.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The bylaws of the Corporation provide for a Board of Directors which is divided into three classes. Directors constituting approximately one-third of the Board of Directors are elected each year for a period of three years at the Corporation's Annual Meeting of Stockholders and serve until their successors are duly elected by the stockholders of the Corporation. The members of Class III, Dr. Smith and Messrs. de Beaumont and Bertucci are currently proposed for reelection to the Board of Directors. The terms of the members of Class I, Dr. Post and Mr. Anderson, expire in 2000 and the terms of the members of Class II, Messrs. Tarrh and Kahl, expire in 2001. Vacancies and newly created directorships resulting from any increase in the number of authorized directors may be filled by a majority vote of the directors then remaining in office. A director elected to fill a vacancy on the Board of Directors will be elected for a term expiring at the annual meeting when the term of a director in such Class would naturally expire. Officers are elected by and serve at the discretion of the Board of Directors.

  Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual director, or for all directors, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

  A plurality of the shares voted affirmatively or negatively at the Annual Meeting is required to elect each nominee as a director.

  THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DR. DONALD K. SMITH, MR. MICHEL DE BEAUMONT AND MR. JOHN R. BERTUCCI AS DIRECTORS, EACH TO SERVE A THREE YEAR TERM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Board of Directors

  The following table sets forth the year each director was elected a director and the age, positions and offices presently held by each director with the
Corporation:

                                   Class to   Year
                                    Which    First
                                   Director Became a
Name                           Age Belongs  Director Position
----                           --- -------- -------- --------
Richard S. Post, Ph.D.........  56   I        1987   Chief Executive Officer,
                                                      President and Chairman of
                                                      the Board of Directors
John M. Tarrh.................  52   II       1987   Senior Vice President,
                                                      Finance, Secretary,
                                                      Treasurer and Director
Donald K. Smith, Ph.D*........  46   III      1987   Director
Robert R. Anderson............  61   I        1995   Director
Michel de Beaumont*...........  57   III      1993   Director
John R. Bertucci*.............  58   III      1994   Director
Hans-Jochen Kahl..............  60   II       1995   Director

--------
*  Nominees for election at this Annual Meeting.

  Mr. Jordan L. Golding has served as an advisor to the Board of Directors since 1989.

  The Board of Directors has appointed an Executive Committee presently comprised of Dr. Post and Mr. Tarrh. The Executive Committee is authorized to take any action that the Board of Directors is authorized to act upon with the exception of the issuance of stock, the sale of all or substantially all of the Corporation's assets, or any other significant corporate transaction.

  All of the directors of the Corporation who were directors during Fiscal Year 1999 attended at least 75% of the meetings of the Board of Directors and the committees on which they served during Fiscal Year 1999. The Board of Directors met seven (7) times formally, while the Executive Committee met informally on a number of occasions during Fiscal Year 1999.

  The Board of Directors also has appointed a Compensation Committee, presently comprised of Mr. Kahl with Mr. Golding as an advisor, and an Audit Committee comprised of Messrs. Bertucci and Anderson, with Mr. Golding as an advisor. The Compensation Committee is responsible for negotiating and approving compensation arrangements for officers, employees, consultants, and directors, including the granting of options to purchase the Corporation's Common Stock pursuant to any of the Corporation's stock option plans. The Audit Committee was established for the purposes of (i) reviewing the Corporation's financial results and recommending the selection of the Corporation's independent auditors; (ii) reviewing the effectiveness of the Corporation's accounting policies and practices, financial reporting and internal controls; and (iii) reviewing the scope of independent audit coverages and fees, and any transactions that may involve a potential conflict of interest and internal control systems. The Compensation and Audit Committees met one (1) and five (5) times, respectively, during Fiscal Year 1999.

  None of the directors or executive officers of the Corporation are related by blood, marriage, or adoption to any of the Corporation's directors or executive officers.

Background

  The following is a brief summary of the background of each director of the Corporation, as well as Mr. Golding, an advisor to the Board of Directors:

    Richard S. Post, Ph.D. has served as ASTeX's President, Chief Executive Officer and Chairman of the Board since its inception in 1987. Prior to founding ASTeX, Dr. Post served at the Massachusetts Institute of Technology ("MIT") from 1981 to 1987. At MIT, Dr. Post served as a Senior Research Scientist, in the position of Head of the Mirror Confinement Division of the Plasma Fusion Center. Dr. Post earned his Ph.D. in Plasma Physics from Columbia University and his Bachelor of Science degree from the University of California at Berkeley. He has also completed the Owner/President Management Program at Harvard Business School.

    Mr. John M. Tarrh has served as ASTeX's Senior Vice President, Finance, Treasurer and Secretary, and as a director since its inception in 1987. Mr. Tarrh became the Manager of the Mirror Confinement Division of MIT's Plasma Fusion Center in 1986 where he was responsible for financial management, project management and administration. Prior to joining the research staff of MIT in 1978, he was the Executive Vice President--Operations of Magnetic Engineering Associates, a privately held, high technology company in Cambridge, Massachusetts which was owned by Sala Magnetics. Mr. Tarrh presently serves as a director of QC Optics, Inc., a publicly held designer of laser-based defect detection systems. Mr. Tarrh received his Master of Science degree in Electrical Engineering from MIT, and he earned his Bachelor of Science degree in Electrical Engineering from Virginia Polytechnic Institute and State University.

    Donald K. Smith, Ph.D. served as ASTeX's Senior Vice President, Advanced Technology, until October 1999, and has served as a director since its inception in 1987. He joined MIT as a Research Scientist in 1981 and was a Group Leader as well as a member of the management team on several projects. Dr. Smith earned his Master of Science degree and Ph.D. in Electrical Engineering from the University of Wisconsin, Madison, and his Bachelor of Science degree from Davidson College.

    Mr. Robert R. Anderson has served as a director of ASTeX since October 1995. Since October 1998, Mr. Anderson has served as the Chief Executive Officer and Chairman of the Board of Directors of Yield Dynamics, Inc. (formerly "Integral Domain Technologies, Inc."), a manufacturer of yield management software. From 1996 to 1998, Mr. Anderson served as the Chief Executive Officer of Silicon Valley Research, Inc. ("Silicon Valley"), a manufacturer of EDA software for integrated circuit design and manufacture. Mr. Anderson currently serves as Chairman of Silicon Valley. Previously, Mr. Anderson co-founded in 1975 and served as Chairman of the Board of Directors, Chief Financial Officer and Chief Operating Officer of KLA Instruments Corporation (now KLA-Tencor), the leading manufacturer of yield monitoring and process control systems for the semiconductor manufacturing industry, from which he retired in 1994. From 1970 to 1975, Mr. Anderson was Chief Financial Officer of Computervision Corporation, which developed and marketed software for design automation and product data management. Mr. Anderson attended Bentley College.

    Mr. Michel de Beaumont has served as a director of ASTeX since January 1993. Since 1981, Mr. de Beaumont has served as a co-founder and director of American Equities Overseas (U.K.) Ltd. of London, England, a wholly owned subsidiary of American Equities Overseas Inc. (American Equities), a private securities brokerage and corporate finance firm. From 1978 to 1981, Mr. de Beaumont served as a Vice President in the London, England Office of American Securities Corp., which subsequently was the clearing house for American Equities until 1993. Mr. de Beaumont has also previously served as a Vice President at Smith Barney Harris Upham and Oppenheimer & Co. Mr. de Beaumont holds degrees in Advanced Mathematics, Physics and Chemistry from the Universities of Poitiers and Paris, and a degree in Business Administration from the University of Paris.

    Mr. John R. Bertucci has served as a director of ASTeX since September 1994. From 1974 to 1995, Mr. Bertucci was President, Chief Executive Officer and a director of MKS Instruments, Inc. ("MKS"), a now publicly-held manufacturer and seller of pressure control instruments for vacuum processes. From 1995 to 1999, Mr. Bertucci was Chairman, President, Chief Executive Officer and a director of MKS and, since May 1999, Mr. Bertucci has been Chairman, Chief Executive Officer and a director of MKS. Since October 1998, Mr. Bertucci has served as a director of IntelliSense Corporation, a privately-owned designer and manufacturer of micro-electronic machined structures. Mr. Bertucci received a Master of Science degree in Industrial Administration and a Bachelor of Science degree in Metallurgical Engineering from Carnegie-Mellon University.

    Mr. Hans-Jochen Kahl has served as a director of ASTeX since October 1995. From June 1994 through September 1996, Mr. Kahl served as a consultant to Ebara, a Japanese manufacturer of industrial water pumps and vacuum process equipment for the semiconductor industry. Mr. Kahl was employed by Leybold AG, formerly Leybold-Heraeus GmbH ("Leybold"), a leading international manufacturer of vacuum pumps and other vacuum process equipment for the semiconductor industry, from July 1983 to March 1992, where he served as a managing director and was primarily responsible for sales, marketing and strategic planning. Mr. Kahl was appointed to the Board of Directors of Leybold in 1987, and since November 1996, he has served as a director of Solid State Measurement, a privately held manufacturer of high precision measurement tools. Since May 1999, Mr. Kahl has served as a member of the Board of Directors of Compact Instruments, Inc. of Woburn, Massachusetts.

    Mr. Jordan L. Golding, a certified public accountant, has served as an advisor to ASTeX's Board of Directors since 1989. Mr. Golding served as a partner in KPMG LLP until his retirement in 1988, where his client responsibilities included high technology, merchandising, banking and emerging companies. After service in the U.S. Navy, he became a partner in Golding, Golding & Company, which in 1967 merged with KPMG LLP. He has served as President of the Massachusetts Society of Certified Public Accountants and was Chairman of the Management Advisory Services Committee of the American Institute of Certified Public Accountants. Mr. Golding presently serves as a director of Canadian Western Bank, a publicly held commercial bank. Mr. Golding serves on the Advisory Board of New Balance, Inc., the privately held parent company of New Balance Athletic Shoe, Inc., and of Grand Circle Corporation, the parent company of Grand Circle Travel, Inc. and Overseas Adventure Travel, Inc., and as a consultant to other corporations. Mr. Golding earned a Master of Business Administration degree from Harvard Business School and graduated from Harvard College.

Executive Officers, Officers and Key Employees

  The executive officers, officers and certain other key employees of the Corporation as of October 1, 1999, their ages and positions held in the Corporation are as follows:

Name                               Age Position
----                               --- --------
Richard S. Post, Ph.D.............  56 President, Chief Executive Officer and
                                        Chairman of the Board of Directors
John M. Tarrh.....................  52 Senior Vice President, Finance, Director,
                                        Secretary and Treasurer
Donald K. Smith, Ph.D.............  46 Senior Vice President, Advanced
                                        Technology, Director
Brian R. Chisholm.................  51 Chief Operating Officer and
                                        Senior Vice President
Avishay Katz, Ph.D................  41 Senior Vice President, Global Customer
                                        Operations
Stanley M. Burg...................  59 Senior Vice President, Business
                                        Development
Jill E. Maunder...................  43 Vice President, Human Resources
Richard P. English................  55 Vice President, Massachusetts
                                        Manufacturing
Robert N. Caruso..................  48 Vice President, General Manager
                                        Colorado Springs Facility
Piero Sferlazzo, Ph.D.............  46 Vice President, Technical Marketing/
                                        Product Management

  The following is a brief summary of the background of each executive officer or key employee of the Corporation, other than Drs. Post and Smith and Mr. Tarrh, whose backgrounds are described above:

    Mr. Brian R. Chisholm has been ASTeX's Chief Operating Officer and Senior Vice President since May 1998. From November 1996 to May 1998, he was ASTeX's Senior Vice President of Operations. From 1994 to August 1996, Mr. Chisholm was the Research and Development Manager--Thin Film Systems for Varian Associates, a publicly-held developer and producer of automated systems for depositing thin films, where he was responsible for advanced development, engineering and support of all thin film products. Previously, Mr. Chisholm was the Vice President, Engineering and Product Management for IRT Corporation, a publicly-held company that provides machine vision based x-ray inspection systems and radiation processing services. Mr. Chisholm received a Master of Business Administration degree from Northeastern University, a Master of Science degree in Physics from Virginia Polytechnic Institute and a Bachelor of Arts degree in Physics from Northeastern University.

    Avishay Katz, Ph.D. has been ASTeX's Senior Vice President, Global Customer Operations since May 1998. From 1997 to 1998, Dr. Katz was Vice President of Strategic Marketing and Chief Technical Officer of Watkins-Johnson Company, a manufacturer of thin film deposition capital equipment for the semiconductor industry. From 1996 to 1997, Dr. Katz was manager of Power Electronics Technology at The Electric Power Research Institute, where he was in charge of designing the power electronic device and system strategy for the electrical industry. From 1988 to 1996, Dr. Katz was a member of the technical staff and team leader for AT&T Bell Laboratories, where he performed research and development of metal, dielectric and semiconductor thin film technology for microelectronics and optoelectronics applications. Dr. Katz received a Ph.D. degree in Materials Science and Engineering and a Bachelor of Science degree in Engineering from the Technion--Israel Institute of Technology.

    Mr. Stanley M. Burg has been ASTeX's Senior Vice President, Business Development since December 1998. From July 1995 to November 1998, he was Chief Executive Officer of Sputtered Films, Inc., a privately-owned company involved in the design and manufacture of high performance sputtering equipment for the semiconductor and magnetic storage industries. From 1991 to 1995, Mr. Burg was Group Vice President of Implex PLC, a U.K. holding company comprised of wholly-owned subsidiaries in the semiconductor and memory products business.

    Ms. Jill E. Maunder has been ASTeX's Vice President of Human Resources since February 1998. From February 1996 to February 1998, Ms. Maunder was the President of Outsourcing Solutions, Inc., a human resources consulting firm. From September 1993 to January 1996, Ms. Maunder was Vice President, Human Resources Consulting for Strategic Outsourcing, Inc., a human resources outsourcing practice. Prior to that Ms. Maunder was Director, Human Resources for Bull HN Worldwide Information Services. Ms. Maunder holds a Bachelor of Arts degree in Social Service from the University of New Hampshire.

    Richard P. English, Ph.D. has been ASTeX's Vice President of Massachusetts Manufacturing since September 1999. During 1998, Dr. English served as a manufacturing process consultant to Quantum Vision, Inc. of Mountain View, California. From October 1998 to September 1999, Dr. English served as a consultant to Equilasers, Inc., a private medical and industrial laser manufacturing firm, where he identified and led efforts to create process infrastructure. From November 1998 to April 1999, Dr. English also served as a Vice President of Manufacturing Operations for Gregory Associates, Inc., a systems-level contract manufacturing firm, where he was responsible for all operations-related activities. From 1993 to 1998, Dr. English was Vice President, Operations, for Alcaltel Comptech, Inc. of Freemont, California. Dr. English received a Ph.D. in Physical Chemistry from the Massachusetts Institute of Technology and a Bachelor of Science degree in Chemistry from the University of Rochester.

    Mr. Robert N. Caruso has been ASTeX's Vice President/General Manager of the Colorado Springs facility since August 1999. From the end of 1998 to August 1999, Mr. Caruso was a consultant to Harris Group Inc., an engineering services firm, where he provided manufacturing, product/market and business planning expertise to project teams and senior management. From 1995 to 1998, Mr. Caruso was Chief Executive Officer of Pride Industries, Inc., a precision machining and specialty equipment company that was sold in September 1998. From 1993 to 1995, Mr. Caruso served as President of GAC Technologies Company. Mr. Caruso has also served as an officer and member of the Board of Directors of Lauener Engineering A.G., a European design, engineering and manufacturing subsidiary of ACX Technologies Inc. Mr. Caruso received a Master of Business Administration degree from Wayne State University and a Bachelor of Science degree in engineering mechanics and a Bachelor of Arts degree from Penn State University.

    Piero Sferlazzo, Ph.D. has been ASTeX's Vice President, Technical Marketing/Product Management, since April 1999. From 1997 to 1999, Dr. Sferlazzo was President and co-founder of Klee Corporation, a company founded to develop and produce automated thin film deposition systems used in the packaging of computer chips, which was acquired by ASTeX in April 1999. From 1993 to 1997, Dr. Sferlazzo was at Krytek Corporation, initially as Vice President for Engineering, and subsequently as Chief Executive Officer. Krytek provides equipment to the semiconductor industry used during the maintenance and refurbishing of Ion Implanters. Previously, Dr. Sferlazzo was a Principal Scientist for Eaton Corporation, a major producer of Ion Implanters. Dr. Sferlazzo received a Ph.D. from Brandeis University and a Bachelor of Science degree in Physics from the University of Florence in Italy.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth, as of October 14, 1999, certain information concerning stock ownership of the Corporation by (i) each person known by the Corporation to own of record or be the beneficial owner of more than five percent (5%) of the Corporation's Common Stock, (ii) each of the Corporation's directors, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address                              Number of Shares     Percentage
of Beneficial Owner(1)                      Beneficially Owned(2) of Class (2)
----------------------                      --------------------- ------------
Kopp Investment Advisors, Inc. (3).........       1,362,199           11.9%
Richard S. Post, Ph.D. (4).................         662,901            5.7%
Donald K. Smith, Ph.D. (5).................         423,979            3.7%
John M. Tarrh (6)..........................         367,699            3.2%
Robert R. Anderson (7).....................         109,000              *
John Bertucci (8)..........................          85,000              *
Michel de Beaumont (9).....................          83,730              *
Hans-Jochen Kahl (10)......................          28,500              *
Brian Chisholm (11)........................          72,900              *
Avishay Katz, Ph.D. (12)...................          33,000              *
Stanley Burg (13)..........................          17,000              *
All Officers and Directors as a Group (14
 persons) (14).............................       1,944,583           16.3%

--------
 * Less than one percent (1%)

 (1) The address for all officers and directors is c/o Applied Science and Technology, Inc., 35 Cabot Road, Woburn, Massachusetts 01801. The address for Kopp Investment Advisors, Inc. is 7701 France Avenue South, Suite 500, Edina, Minnesota 55435.

 (2) Percentage ownership is based upon 11,479,630 shares (excluding 132,638 treasury shares) of Common Stock issued and outstanding on October 14, 1999. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days from October 14, 1999 pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person shown in the table. Except as indicated in footnotes to this table, ASTeX believes that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based upon information provided to ASTeX by such stockholders.

 (3) Based solely upon a Schedule 13G filed in January 1999 by Kopp Investment Advisors, Inc. ("KIA") on behalf of KIA, Kopp Holding Company and Leroy C. Kopp. KIA is an investment adviser that is wholly-owned by Kopp Holding Company, which is wholly-owned by Leroy C. Kopp. KIA has sole voting power as to 463,325 of such shares and sole dispositive power as to 334,575 of such shares. Leroy C. Kopp has sole voting and dispositive power as to 15,000 of such shares.

 (4) Includes 15,150 shares of Common Stock owned by Dr. Post's wife and 113,799 shares of Common Stock subject to currently exercisable options held by Dr. Post.

 (5) Includes 63,301 shares of Common Stock subject to currently exercisable options held by Dr. Smith.

 (6) Includes an aggregate of 1,313 shares of Common Stock owned by Mr. Tarrh's wife and minor son and 34,250 shares of Common Stock subject to currently exercisable options held by Mr. Tarrh.

 (7) Includes 24,637 shares of Common Stock held by Mr. Anderson's wife, 15,000 shares of Common Stock held in trust for the benefit of a child of Mr. Anderson, of which Mr. Anderson is the trustee, and 26,500 shares of Common Stock subject to currently exercisable options held by Mr. Anderson.

 (8) Includes 52,500 shares of Common Stock held by MKS Instruments, Inc., of which Mr. Bertucci is a significant shareholder, and 32,500 shares of Common Stock subject to currently exercisable options held by Mr. Bertucci.

 (9) Includes 51,230 shares of Common Stock held by various trust arrangements, of which Mr. de Beaumont is a beneficiary and 32,500 shares of Common Stock subject to currently exercisable options held by Mr. de Beaumont.

(10) Includes 27,500 shares of Common Stock subject to currently exercisable options held by Mr. Kahl.

(11) Includes 72,900 shares of Common Stock subject to currently exercisable options held by Mr. Chisholm.

(12) Includes 24,837 shares of Common Stock subject to currently exercisable options held by Dr. Katz.

(13) Includes 17,000 shares of Common Stock subject to currently exercisable options held by Mr. Burg.

(14) Includes (i) 600 shares of Common Stock owned and 14,000 shares of Common Stock subject to currently exercisable options held by Jill E. Maunder, the Corporation's Vice President of Human Resources and (ii) 33,999 shares of Common Stock owned, 6,275 shares of Common Stock being held in escrow until April 5, 2000 and 6,000 shares of Common Stock subject to currently exercisable options held by Piero Sferlazzo, Ph.D., the Corporation's Vice President, Technical Marketing/Product Management. See also footnotes 4 through 13 above.

                    COMPENSATION OF OFFICERS AND DIRECTORS

Executive Officers' Compensation

  The table on the following page sets forth the compensation paid to Dr. Post, the Corporation's Chief Executive Officer, President and Chairman of the Board of Directors, Dr. Smith, the Corporation's Senior Vice President, Advanced Technology, Mr. Chisholm, the Corporation's Senior Vice President and Chief Operating Officer, Dr. Katz, the Corporation's Senior Vice President, Global Customer Operations and Mr. Burg, the Corporation's Senior Vice President, Business Development, during Fiscal Years 1999, 1998 and 1997.
                          SUMMARY COMPENSATION TABLE

                                                      Long Term
                                                     Compensation
               Annual Compensation                      Awards
---------------------------------------------------- ------------
          (a)             (b)         (c)      (d)       (e)            (f)
                                                      Securities
Name and Principal       Fiscal                       Underlying     All Other
Position                  Year     Salary(1)  Bonus     Option    Compensation(2)
------------------       ------    --------- ------- ------------ ---------------
Richard S. Post.........  1999     $220,301  $59,264    34,000        $1,318
 President, Chief         1998     $190,299  $52,681    30,000        $4,179
 Executive Officer        1997     $160,790  $33,692    47,100        $1,598
 and Chairman of the
 Board
Brian R. Chisholm.......  1999     $175,428  $46,734    25,000        $  658
 Chief Operating          1998     $148,609  $34,648    25,000        $4,431
 Officer and Senior       1997 (4) $ 62,362  $10,096    45,900        $1,021
 Vice President
Avishay Katz............  1999     $168,039  $40,165    25,000        $1,224
 Senior Vice President,   1998 (4) $ 96,720  $11,429    45,000
 Global Customer
 Operations
Donald K. Smith.........  1999     $132,170  $21,707    20,000        $  734
 Senior Vice President,   1998     $126,192  $32,763    21,001        $2,239
 Advanced Technology,     1997     $111,280  $17,115    24,000        $  898
 and Director (3)
Stanley M. Burg.........  1999 (4) $102,312  $40,786    70,000        $1,315
 Senior Vice President,
 Business Development

--------
(1) Amounts shown indicate cash compensation earned and received by Drs. Post, Katz and Smith and Messrs. Chisholm and Burg; no amounts were earned but deferred at their election. Drs. Post, Katz and Smith and Messrs. Chisholm and Burg participate in the Corporation's group health and life insurance programs and other benefits generally available to all employees of the Corporation.

(2) Amounts shown represent matching contributions made by the Corporation under its 401(k) Plan.

(3) Effective October 15, 1999, Dr. Smith is no longer an employee of the Corporation, but continues to serve as a director of the Corporation.

(4) Reflects compensation paid during a fiscal year in which the individual was employed by the Corporation for only a portion of such fiscal year.

                       OPTION GRANTS IN FISCAL YEAR 1999

                                                                                Potential Realizable Value
                                                                                at Assumed Annual Rates of
                                                                                 Stock Price Appreciation
                         Individual Grants                                        For Option Term (1)(5)
--------------------------------------------------------------------            ---------------------------
          (a)                    (b)             (c)         (d)        (e)          (f)           (g)
                                              % of Total
                                               Options
                                              Granted to
                         Number of Securities Employees  Exercise or
                          Underlying Options  in Fiscal  Base Price  Expiration
Name                      Granted (#)(1)(2)    Year(3)     ($/Sh)      Date(4)       5%            10%
----                     -------------------- ---------- ----------- ---------- ------------- -------------
Richard S. Post.........        34,000           3.8%      $3.875    10/05/2003 $      36,400 $      80,435
Brian R. Chisholm.......        25,000           2.8%      $3.875    10/05/2003 $      26,765 $      59,143
Avishay Katz............        25,000           2.8%      $3.875    10/05/2003 $      26,765 $      59,143
Donald K. Smith.........        20,000           2.3%      $3.875    10/05/2003 $      21,412 $      47,315
Stanley M. Burg.........        45,000           5.1%      $8.000    12/16/2003 $      99,461 $     219,784
                                25,000           2.8%      $20.00    06/16/2004 $     138,141 $     305,255

--------
(1) None of the above-named executive officers exercised any of the options above during Fiscal Year 1999.

(2) The options granted in Fiscal Year 1999 are exercisable as follows: 20% of the shares become exercisable on the date of the issuance of the options and an additional 20% of the option shares become exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

(3) In Fiscal Year 1999, options to purchase a total of 886,695 shares of Common Stock were granted to employees of the Corporation, including executive officers.

(4) The options are subject to earlier termination upon certain events related to termination of employment.

(5) The dollar gains under these columns result from calculations discussing hypothetical growth rates as set by the Commission and are not intended to forecast future price appreciation of the Common Stock.

Compensation of Directors

  Messrs. Anderson, Bertucci, Kahl receive $1,000 per meeting for participation in Board of Directors meetings, and $500 per meeting for participation in Committee meetings. All non-employee directors receive reimbursement of reasonable travel expenses.

  Pursuant to the Corporation's Formula Plan, effective on and commencing as of November 16, 1995, all non-employee Directors received a grant of options to purchase 18,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on such date of grant. Of the options received in the foregoing grant, options to purchase 1,000 shares of Common Stock vested immediately and the remaining options vested quarterly in increments of options to purchase 1,000 shares of Common Stock, subject to the option holder's continued service as a Director of the Corporation. Effective as of November 19, 1998, all non-employee Directors received a grant of options to purchase 8,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on such grant date, such options vesting in four equal quarterly installments on each of November 20, 1998, February 20, 1999, May 20, 1999 and August 20, 1999.

Employment Agreements, Termination of Employment and Change-In-Control Arrangements

  The Corporation has employment agreements with Drs. Post and Smith that are renewable annually. According to the terms of these agreements, base salaries and bonuses are determined by the Board of Directors, with each officer eligible to receive a bonus if the Corporation exceeds operating profit goals (exclusive of extraordinary items of gain and loss) for the fiscal year (the "Bonus Plan"). Under these agreements, Drs. Post and Smith were to receive base salaries of approximately $228,488 and $147,929 respectively, during Fiscal Year 1999. Pursuant to the Bonus Plan, Drs. Post and Smith received bonuses of approximately $59,000 and $22,000 respectively, during Fiscal Year 1999. Each individual is entitled to receive benefits offered to the Corporation's employees generally and to receive twelve (12) months base salary as severance in the event his employment is terminated by the Corporation without cause. In addition, the employment agreements preclude each individual from competing with the Corporation during his employment and for at least two years thereafter, from disclosing confidential information, and each agreement contains an ownership provision in the Corporation's favor for techniques, discoveries and inventions arising during the term of employment.

  Each of the employment agreements for Drs. Post and Smith were amended in July 1996, to provide that in addition to the severance benefits discussed above, in the event of a sale or change of control in the Corporation, and if their employment is terminated without cause, or if they are transferred outside of Eastern Massachusetts or if any individual has a significant reduction in responsibility with the Corporation, then he shall be entitled to receive 299% of his prior year's compensation (as determined by Section 280G of the Internal Revenue Code of 1986, as amended). In addition, these employment agreements, as modified, provide that if any executive remains with the Corporation for one year after a sale or change of control in the Corporation, then he shall receive as a bonus an amount equal to eighteen (18) months of his then current base salary.

  The Corporation also has employment agreements with Mr. Chisholm and Dr. Katz, and entered into an employment agreement with Mr. Burg in December 1998. These agreements are automatically renewable for successive periods of one year, unless a notice of non-renewal is given. Messrs. Chisholm and Dr. Katz received base salaries during Fiscal Year 1999 of approximately $190,000 and $170,000, respectively. Mr. Burg's initial base salary through December 31, 1999 is payable at the rate of $190,000 per annum. Messrs. Chisholm and Burg and Dr. Katz are entitled to receive bonuses of up to 35%, 40% and 40%, respectively, of their base salaries. During Fiscal 1999, Messrs. Chisholm and Burg and Dr. Katz received bonuses of approximately $47,000, $41,000 and $40,000, respectively. Upon the commencement of employment, Dr. Katz and Mr. Burg each received options to purchase 45,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. Of the options received by Dr. Katz, 20% were vested immediately and the remaining 80% vest in four equal annual installments on the anniversary date of such grant. Of the options received by Mr. Burg, 20% were vested six months after the date of grant and the remaining 80% vest in four equal annual installments on the anniversary date of such grant. Each of these individuals is entitled to severance benefits if he or she is terminated without cause. Mr. Chisholm receives severance benefits for twelve (12) months; and Mr. Burg and Dr. Katz receive severance benefits for six (6) months. These agreements also preclude each individual (i) from competing with the Corporation during his employment and, in the cases of Mr. Chisholm, for at least two (2) years thereafter, and (ii) from disclosing confidential information. Each agreement contains an ownership provision in the Corporation's favor for techniques, discoveries and inventions arising during the term of employment.

  The employment agreement for Mr. Chisholm provides that in the event of a sale or change of control in the Corporation, and if Mr. Chisholm's employment is terminated without cause, or his base salary or Corporation-paid benefits are reduced, or if he is transferred outside of Eastern Massachusetts or if he has a significant reduction in responsibility with the Corporation, then he shall be entitled to receive 100% of the severance benefits due for each full year or portion thereof that he has been employed by the Corporation, up to a maximum of 299% of the severance benefits set forth above. Mr. Chisholm's employment agreement also provides that if he remains with the Corporation for one year after a sale or change of control in the Corporation, then he shall receive as a bonus an amount equal to 50% of his then current base salary and bonuses paid during the preceding fiscal year. The employment agreement for Dr. Katz provides that in the event of a sale or change of control in the Corporation, if his employment is terminated without cause, if his base salary or Corporation-paid benefits are reduced, if his eligibility for any Corporation bonus or other benefit program is reduced or if he has a significant reduction in responsibility with the Corporation, then Dr. Katz shall be entitled to receive 100% of the severance benefits due for each full year or portion thereof that he has been employed by the Corporation, up to a maximum of 100% of the severance benefits set forth above. The employment agreement for Mr. Burg provides that in the event of a sale or change of control in the Corporation or if his employment is terminated without cause, then Mr. Burg shall be entitled to receive 100% of the severance benefits due for each full year or portion thereof that he has been employed by the Corporation, up to a maximum of 100% of the severance benefits set forth above. In addition, upon a change of control, an additional 20% of the options held by Dr. Katz and Mr. Burg shall vest (not to exceed 100% of the original option grant).

401(k) Plan

  Effective July 1990, the Corporation adopted and established a 401(k) Employee Benefit Plan (the "401(k) Plan"). Under the 401(k) Plan, any employee who has completed 90 days of service and has attained the age of 21 years is eligible to participate. Under the terms of the 401(k) Plan, an employee may defer up to 15% of his or her compensation through contributions to the 401(k) Plan. Also, the Corporation may make discretionary matching contributions on behalf of the participating employees. Amounts contributed to the 401(k) Plan by the Corporation are subject to a six year vesting schedule. The Corporation made voluntary matching contributions to the 401(k) Plan during Fiscal Year 1999 of $86,546 on behalf of all eligible employees.

Board Compensation Committee Report on Executive Compensation

  The Board of Directors established a Compensation Committee (the "Committee") in November 1994. The Committee is currently composed of Mr. Kahl, with Mr. Golding serving as an advisor, and is responsible for setting and administering the policies which govern annual compensation for the Corporation's executives. Following review and approval by the Committee of the compensation policies, all issues pertaining to executive compensation are submitted to the Board of Directors for approval. Following the Annual Meeting, the Board of Directors may appoint an additional non-employee director to join Mr. Kahl on the Compensation Committee.

  The Committee believes that the primary objectives of the Corporation's compensation policies are to attract and retain a management team that can effectively implement and execute the Corporation's strategic business plan. These compensation policies include (i) an overall management compensation program that is competitive with management compensation programs at companies of similar size; (ii) to recognize individual initiative, leadership and achievement; (iii) short-term bonus incentives for management to meet the Corporation's net income performance goals; and (iv) long-term incentive compensation in the form of stock options and other long-term equity compensation that will encourage management to continue to focus on shareholder return.

  The Committee's goal is to use compensation policies to closely align the interests of the Corporation with the interests of shareholders so that the Corporation's management have incentives to achieve short-term performance goals while building long-term value for the Corporation's shareholders. The Committee will review its compensation policies from time to time in order to determine the reasonableness of the Corporation's compensation programs and to take into account factors which are unique to the Corporation.

  The Committee has entered into employment agreements with all of the officers of the Corporation, which include Drs. Post, Smith, Katz and Sferlazzo and Messrs. Tarrh, Chisholm, DeLuca and Burg and Ms. Maunder. These agreements are renewable annually, and provide for termination for cause as well as termination without cause and limit competition if the officer's employment is terminated.

  Base Salaries. For Fiscal Year 1999, Dr. Post's base salary was increased from $190,000 in Fiscal Year 1998 to $228,488 per annum; Dr. Smith's base salary was increased from $126,000 in Fiscal Year 1998 to $147,929 per annum; Mr. Tarrh's base salary was increased from $108,000 in Fiscal Year 1998 to $123,676 per annum; Dr.Katz's base salary was increased from $170,000 in Fiscal Year 1998 to $176,800 per annum; Mr. Chisholm's base salary was increased from $149,000 in Fiscal Year 1998 to $190,008 per annum;
Mr. DeLuca's base salary was increased from $120,000 in Fiscal Year 1998 to $125,117 per annum; and Ms. Maunder's base salary was increased from $130,000 in Fiscal Year 1998 to $133,473 per annum The base salaries of Mr. Burg and Dr. Sferlazzo in Fiscal Year 1999 were $190,008 and $125,000, respectively. The Compensation Committee believes that these salaries reflect base salaries paid to senior officers of other companies of similar size and also reflect improvements in the Corporation's financial performance to date.

  Bonus Plan. To further provide incentives for management to continue to improve operating results, in August 1994, the Board of Directors implemented the Bonus Plan. Pursuant to the Bonus Plan, the Board of Directors may grant bonuses to certain executive officers based on each individual's achievement of certain specified goals previously approved by the Board of Directors. The amounts to be distributed pursuant to the Bonus Plan are determined by the amount by which operating profits exceed the operating profit goal, which is established annually. The Committee believes that the Bonus Plan provides significant incentive to the executive officers of the Corporation to exceed the operating profit goal.

  Long Term Incentive Compensation. Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Corporation's Common Stock. The Committee believes that stock option participation aligns executive officers' interests with those of the stockholders. In addition, the Committee believes that equity ownership by executive officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers.

  When establishing stock option grant levels, the Committee considers general corporate performance, the Chief Executive Officer's recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price.

  It is the standard policy of the Corporation to grant an initial stock option grant to all executive officers at the time they commence employment consistent with the number of options granted to executive officers in the industry at similar levels of seniority. In addition, the Committee may also make performance-based grants throughout the year. In making such performance-based grants, the Committee considers individual contributions to the Corporation's financial, operational and strategic objectives.

  Senior management also participates in company-wide employee benefit plans, including the Corporation's 401(k) Plan. Benefits under these plans are not dependent upon individual performance.

  Compensation for Chief Executive Officer. Dr. Post's compensation was based upon a careful analysis of other comparable public companies' Chief Executive Officers' compensation and Dr. Post's efforts and success in the following areas: improving the Corporation's operating results; establishing strategic goals and objectives for the long-term growth of the Corporation; and advancing the Corporation in obtaining its strategic goals.

  Report on Repricing of Options. In August 1998, the Corporation repriced stock options held by employees that had been granted since the beginning of Fiscal Year 1998. During 1998, there was a substantial decline in the market value of the Corporation's stock and in the stock of other companies in the Corporation's market sector. Because of the decline in market value of the Corporation's Common Stock, certain outstanding options were exercisable at prices that exceeded the market value of the Common Stock. In view of this decline, and in keeping with the Corporation's philosophy of using equity incentives to motivate and retain qualified executives and employees, the Board of Directors believed it important to regain the incentive intended to be provided by options to purchase shares of the Corporation's Common Stock. The Board of Directors believed the repricing was necessary as a result of the intense competition in the Corporation's industry for skilled executives, engineers, sales people, managers, and other employees. Further, equity-based compensation is of particular importance among technology companies, and the failure of the Corporation to provide competitive equity-based compensation could require the Corporation to pay significantly higher cash salaries and bonuses in order to attract and retain the best personnel. Because increased cash compensation would reduce earnings and would likely result in a drop in the value of the stockholders' investments, the Board of Directors believed that repricing outstanding options and regaining the incentive intended to be provided by such options was in the best interests of the Corporation and its stockholders.

  Accordingly, effective August 26, 1998, the Corporation repriced stock options that had been granted to employees since June 29, 1997, except for those options granted to officers who were members of the Board of Directors. The employee options were repriced to an exercise price equal to the closing price of the Corporation's stock on the effective date of the repricing, which was $6.00 per share. Options for directors were not repriced.

  The table on the following page sets forth information concerning the Corporation's repricing of options during the last ten (10) fiscal years or since the Corporation became a public company, if later. In accordance with the rules of the Securities and Exchange Commission, information is provided with respect to options held only by executive officers of the Corporation:

                          TEN-YEAR OPTION REPRICINGS

     (a)          (b)       (c)        (d)       (e)      (f)        ( g)
                                     Market                       Length of
                         Number of  Price of  Exercise             Original
                        Securities  Stock at  Price at    New    Option Term
                        Underlying   Time of   Time of  Exercise Remaining at
                          Options   Repricing Repricing  Price     Date of
Name             Date   Repriced(#)    ($)     ($/Sh)    ($/Sh)   Repricing
----            ------- ----------- --------- --------- -------- ------------
Brian Chisholm  8/26/98   15,000      $6.00   $11.1667   $6.00    3.83 years
                          10,000      $6.00   $  12.25   $6.00    4.75 years
Avishay Katz    8/26/98   45,000      $6.00   $  12.25   $6.00    4.75 years

                                          COMPENSATION COMMITTEE

October 14, 1999                          Hans-Jochen Kahl, Chairman

Performance Graph

  The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on July 2, 1994 (the trading day at the beginning of the Corporation's Fiscal Year 1995), and plotted at the end of Fiscal Years 1995, 1996, 1997, 1998 and 1999, in each of
(i) the Corporation's Common Stock, (ii) the NASDAQ Market Index of companies (the "NASDAQ Market Index"); and (iii) a Peer Group Index based upon Standard Industry Classification Number 3559, Special Industry Machinery, N.E.C. (the "SIC Code Index"), which consists of other companies in Special Industry Machinery. The graph was compiled by Media General Financial Services, Inc. The stock price performance on the graph below is not necessarily indicative of future price performance. The Corporation's stock is listed on The National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the ticker symbol "ASTX."

                             [GRAPH APPEARS HERE]

                              FISCAL YEAR ENDING

Company/Index             7/02/94 07/01/95 06/29/96 06/28/97 06/27/98 06/26/99
-------------             ------- -------- -------- -------- -------- --------
Applied Science and
 Technology, Inc......... $100.00 $181.63  $195.92  $277.55  $189.70  $517.09
NASDAQ Market Index...... $100.00 $117.28  $147.64  $177.85  $235.75  $330.37
SIC Code Index........... $100.00 $212.89  $157.18  $261.34  $208.03  $389.53

                         COMPLIANCE WITH SECTION 16(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, ("Section 16(a)") requires executive officers, directors, and persons who beneficially own more than ten percent (10%) of the Corporation's stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the Securities and Exchange Commission (the "Commission") and any national securities exchange on which the Corporation's securities are registered. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by the Commission's regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

  Based solely on a review of the copies of such forms furnished to the Corporation and written representations from the executive officers and directors, the Corporation believes that all its executive officers, directors, and greater than ten percent (10%) beneficial owners complied with all applicable Section 16(a) filing requirements, with the following exceptions: (i) Mr. Burg failed to timely file a Form 4 reporting the grant of an option; (ii) Mr. Anderson failed to timely file a Form 4 reporting the grant of an option; (iii) Mr. Bertucci failed to timely file a Form 4 reporting the grant of an option; (iv) Mr. de Beaumont failed to timely file Form 4s reporting the grant of an option and two sale transactions; and (v) Mr. Kahl failed to timely file one Form 4 reporting the grant of an option.

                                DIVIDEND POLICY

  The Corporation has not paid dividends on its Common Stock since its inception and has no intention of paying any dividends in the foreseeable future. The Corporation's current credit facility arrangements restrict the Corporation's ability to declare cash dividends without the lender's prior written consent. The Corporation intends to reinvest future earnings, if any, in the development and expansion of its business. Any declaration of dividends will be at the election of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Corporation, general economic conditions, requirements of any bank lending arrangements which may then be in place, and other pertinent factors.

                                PROPOSAL NO. 2

             PROPOSAL TO APPROVE AN AMENDMENT TO THE CORPORATION'S
            1993 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES
             OF COMMON STOCK THAT HAVE BEEN RESERVED FOR ISSUANCE
                   PURSUANT TO THE PLAN TO 3,750,000 SHARES

  Prior to the Corporation's initial public offering in 1993, the Board of Directors recommended and the stockholders of the Corporation approved the 1993 Stock Option Plan (the "1993 Plan") that provides for the granting to employees, officers, directors, consultants and non-employees of the Corporation of options to purchase up to 250,000 shares of Common Stock. In 1995, the Board of Directors increased the number of shares of Common Stock reserved for issuance under the 1993 Plan by an additional 495,000 shares. In 1997, the Board of Directors further increased the number of shares of Common Stock reserved for issuance under the 1993 Plan to 1,500,000 shares (subsequently adjusted to 2,250,000 shares after a 3-for-2 stock split on November 26, 1997). At this Meeting, the Board of Directors have recommended and the stockholders will be asked to approve an amendment to the 1993 Plan to increase the number of shares of Common Stock reserved for issuance pursuant to such plan to 3,750, 000 shares. The Board believes that the increase is advisable to give the Corporation the flexibility needed to attract, retain and motivate employees, directors and consultants. A copy of the 1993 Plan, as amended, is attached as Exhibit A to this Proxy Statement. Options granted under the 1993 Plan may be either "incentive stock options" within the meaning of Section 422(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options. Incentive stock options may be granted only to employees of the Corporation (including directors who are employees), while non-qualified options may be issued to non-employee directors, employees, consultants and any other non-employee of the Corporation.

  The brief summary of the 1993 Plan that follows is qualified in its entirety by reference to the complete text attached hereto as Exhibit A.

  The 1993 Plan is administered by the Board of Directors or a committee of non-employee directors. These duties involve determining those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option, and the option price.

  The per share exercise price of the Common Stock subject to incentive stock options granted pursuant to the 1993 Plan may not be less than the fair market value of the Common Stock on the date the option is granted. Under the 1993 Plan, the aggregate fair market value (determined as of the date the option is granted) of the Common Stock that first became exercisable by any employee in any one calendar year pursuant to the exercise of incentive stock options may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, 10% or more of the total combined voting power of all classes of stock of the Corporation (a "10% Stockholder"), shall be eligible to receive any incentive stock options under the 1993 Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to this limitation.

  No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by the optionee. Pursuant to the terms of the 1993 Plan, in the event of termination of employment, other than by death or permanent total disability, the optionee will have up to three months after such termination to exercise the option. The 1993 Plan provides that upon termination of employment of an optionee by reason of death or permanent total disability, an option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination.

  Options under the 1993 Plan must be granted by September 1, 2003. Incentive stock options granted under the 1993 Plan cannot be exercised more than ten
(10) years from the date of grant, except that incentive stock options issued to a 10% Stockholder are limited to five year terms.

  Any unexercised options under the Plans that expire or that terminate upon an employee's ceasing to be employed with the Corporation become available once again for issuance.

  All options granted under the Plans provide for the payment of the exercise price in cash or by delivery to the Corporation of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional investment other than his or her original shares.

  The 1993 Plan may be amended by the stockholders of the Corporation. The 1993 Plan may also be amended by the Board of Directors or appropriate committee, provided that any amendment approved by the Board of Directors or the committee which is of a scope that requires stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, is subject to obtaining such stockholder approval.

  On October 14, 1999, the fair market value of the Corporation's Common Stock underlying the options (as determined by the average high and low sale prices quoted on the NASDAQ/NMS on such date) was $24.25 per share.

  The following table sets forth, as of October 14, 1999, all options granted pursuant to the 1993 Plan to (i) the named executive officers, (ii) all other current officers of the Corporation as a group, (iii) all current directors of the Corporation who are not executive officers as a group, and (iv) all employees, including all current officers who are not named executive officers, as a group:

   Person                                                              Options
   ------                                                              -------
   Richard S. Post, Ph.D.............................................. 189,100
   Donald K. Smith, Ph.D.............................................. 101,501
   Brian R. Chisholm.................................................. 120,900
   Avishay Katz, Ph.D.................................................  95,000
   Stanley M. Burg....................................................  85,000
   All other current officers as a group (5 persons).................. 174,100
   All current directors who are not executive officers (4 persons)...   2,000
   All employees who are not named executive officers as a group (273 persons)(1)....................................................... 859,408

--------
(1) Net of all cancelled and expired options. Does not include options to purchase 483,709 shares of Common Stock that have been exercised to date.

Federal Income Tax Consequences

  The following discussion sets forth certain United States income tax considerations in connection with the ownership of Common Stock. These tax considerations are stated in general terms and are based on the Internal Revenue Code of 1986, as amended, regulations thereunder and judicial and administrative interpretations thereof. This discussion does not address state or local tax considerations with respect to the ownership of Common Stock. Moreover, the tax considerations relevant to ownership of the Common Stock may vary depending on a holder's particular status.

  No tax obligation will arise for the optionee or the Corporation upon the granting of incentive stock options or non-qualified stock options under the 1993 Plan. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Corporation will be entitled to a tax deduction (as a compensation expense) in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the stock generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Corporation. The income recognized at the end of any deferred period will include any appreciation in the value of the stock during that period and the capital gain holding period will not begin to run until the completion of such period.

  Upon the exercise of an incentive stock option, an optionee recognizes no immediate taxable income. The tax cost is deferred until the optionee ultimately sells the shares of stock. If the optionee does not dispose of the option shares within two years from the date the option was granted and within one year after the exercise of the option, and the option is exercised no later than three months after the termination of the optionee's employment (unless the Board of Directors has provided in the instrument evidencing the option that a shorter time period applies), the gain on the sale will be treated as long term capital gain. Subject to the limitations in the 1993 Plan, certain of these holding periods and employment requirements are liberalized in the event of the optionee's death or disability while employed by the Corporation. The Corporation is not entitled to any tax deduction, except that if the stock is not held for the full term of the holding period outlined above, the gain on the sale of such stock, being the lesser of (i) the fair market value of the stock on the date of exercise minus the option price, or (ii) the amount realized on disposition minus the option price, will be taxed to the optionee as ordinary income and the Corporation will be entitled to a deduction in the same amount. Any additional gain or loss realized by an optionee upon disposition of shares prior to the expiration of the full term of the holding period outlined above generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Corporation. The "spread" upon exercise of an incentive stock option constitutes a tax preference item within the computation of the "alternative minimum tax" under the Code. The tax benefits which might otherwise accrue to an optionee may be affected by the imposition of the alternative minimum tax if applicable to the optionee's individual circumstances.

Grant of Options Under the 1993 Plan

  As of October 14, 1999, 1,936,618 options have been granted by the Corporation pursuant to the 1993 Plan (net of granted options that have expired or that have been cancelled).

  The affirmative vote of a majority of the votes present or represented and entitled to vote at the Annual Meeting is required to approve the increase in the aggregate number of shares of Common Stock available under the 1993 Plan.

  THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE 1993 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE PURSUANT TO THE 1993 PLAN TO 3,750,000, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                PROPOSAL NO. 3

                ACCOUNTING MATTERS AND RATIFICATION OF AUDITORS

  The persons named in the enclosed proxy will vote to ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending July 1, 2000. The Board proposes that the Stockholders ratify this appointment, although such ratification is not required under Delaware law or the Corporation's Certificate of Incorporation or Bylaws, each as amended. A representative of KPMG LLP is expected to be present at the Annual Meeting, and will have the opportunity to make a statement and answer questions from stockholders if he or she so desires.

  The affirmative vote of a majority of the shares present or represented and voting at the Annual Meeting is required to ratify the appointment of the independent auditors.

  In the event that the ratification of the appointment of KPMG LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                               VOTING AT MEETING

  The Board of Directors has fixed October 14, 1999 as the record date for the determination of stockholders entitled to vote at this meeting. At the close of business on that date, there were outstanding and entitled to vote 11,479,630 shares of Common Stock (excluding 132,638 shares held in treasury).

                            SOLICITATION OF PROXIES

  The cost of solicitation of proxies will be borne by the Corporation. In addition to the solicitation of proxies by mail, officers and employees of the Corporation may solicit in person or by telephone. The Corporation may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expense in sending proxies and proxy material to beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Corporation. No additional compensation will be paid for such solicitation.

                              REVOCATION OF PROXY

  Subject to the terms and conditions set forth herein, all proxies received by the Corporation will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless prior to the Annual Meeting the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The notice of revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                             STOCKHOLDER PROPOSALS

  In order to be included in proxy materials for the 2000 Annual Meeting, tentatively scheduled for November 16, 2000, stockholders' proposed resolutions must be received by the Corporation on or before June 21, 2000. To be considered for presentation at the Annual Meeting, although not included in the proxy statement, proposals must be received no earlier than August 18, 2000 and no later than September 18, 2000. The Corporation suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the President of the Corporation.

                                 ANNUAL REPORT

  The Corporation is providing to each stockholder, together with this Proxy Statement without charge, a copy of the Corporation's annual report, including the financial statements for the Corporation's most recent fiscal year ended June 26, 1999.

                                 MISCELLANEOUS

  Management does not know of any other matter that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                          By Order of the Board of Directors

                                          John M. Tarrh
                                          Secretary

October 20, 1999

  MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                       EXHIBIT A
                                                                       ---------
                     APPLIED SCIENCE AND TECHNOLOGY, INC.

                      1993 STOCK OPTION PLAN (AS AMENDED)


                                   ARTICLE I
                              PURPOSE OF THE PLAN


     The purpose of this Plan is to encourage and enable employees, consultants, directors and others who are in a position to make significant contributions to the success of APPLIED SCIENCE AND TECHNOLOGY, INC. and of its Affiliated Corporations upon whose judgment, initiative and efforts the Corporation depends for the successful conduct of its business, to acquire a closer identification of their interests with those of the Corporation by providing them with opportunities to purchase stock in the Corporation pursuant to options granted hereunder, thereby stimulating their efforts on behalf of the Corporation and strengthening their desire to remain involved with the Corporation. Any person designated to participate in the Plan is referred to as a "Participant."

                                  ARTICLE II
                                  DEFINITIONS

     2.1 "Affiliated Corporation" means any stock corporation of which a majority of the voting common or capital stock is owned directly or indirectly by the Corporation.

     2.2  "Award" means an Option granted under Article V.

     2.3 "Board" means the Board of Directors of the Corporation or, if one or more has been appointed, a Committee of the Board of Directors of the Corporation.

     2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.5 "Committee" means a Committee composed solely of two or more Non-Employee Directors appointed by the Board to administer the Plan.

     2.6 "Corporation" means APPLIED SCIENCE AND TECHNOLOGY, INC., a Delaware corporation, or its successor.

     2.7 "Employee" means any person who is a regular full-time or part-time employee of the Corporation or an Affiliated Corporation on or after the effective date of the Plan.

     2.8 "Incentive Stock Option" ("ISO") means an option that qualifies as an incentive stock option as defined in Section 422 of the Code, as amended.

     2.9 "Non-Employee Director" means (unless otherwise provided under Rule 16b-3 of the Securities Exchange Act of 1934) a member of the Board who is not currently an officer or Employee of the Corporation.

     2.10 "Non-Qualified Option" means any option not intended to qualify as an Incentive Stock Option.

     2.11 "Option" means an Incentive Stock Option or Non-Qualified Option granted by the Board under Article V of this Plan in the form of a right to purchase Stock evidenced by an instrument containing such provisions as the Board may establish. Except as otherwise expressly provided with respect to an Option grant, no Option granted pursuant to the Plan shall be an Incentive Stock Option.

     2.12 "Participant" means a person selected by the Board or by the Committee to receive an award under the Plan.

     2.13 "Plan" means this 1993 Stock Option Plan, as amended.

     2.14 "Restricted Period" means the period of time selected by the Committee during which an award may be forfeited by the Participant.

     2.15 "Stock" means the Common Stock, $.01 par value, of the Corporation or any successor, including any adjustments in the event of changes in capital structure of the type described in Article X.

                                  ARTICLE III
                          ADMINISTRATION OF THE PLAN

     3.1  Administration by Board.  This Plan shall be administered by the Board
          -----------------------
of Directors of the Corporation. The Board may, from time to time, in its discretion delegate any of its functions under this Plan to one or more Committees. All references in this Plan to the Board shall also include the Committee or Committees, if one or more have been appointed by the Board. From time to time the Board may increase the size of the Committee or committees and appoint additional Directors as members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee or committees and thereafter directly administer the Plan. No member of the Board or a Committee shall be liable for any action or determination made in good faith with respect to the Plan or any options granted under it.

     If a Committee is appointed by the Board, a majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee under the Plan shall be made by a majority of its members and may be made without notice or meeting of the Committee by a writing signed by a majority of Committee members.

     3.2  Powers.  The Board of Directors and/or any Committee appointed by the
          ------
Board shall have full and final authority to operate, manage and administer the Plan on behalf of the Corporation. This authority includes, but is not limited to:

     (a)  The power to grant Awards conditionally or unconditionally,
     (b) The power to prescribe the form or forms of any instruments evidencing Awards granted under this Plan,
     (c)  The power to interpret the Plan,
     (d) The power to provide regulations for the operation of the incentive features of the Plan, and otherwise to prescribe and rescind regulations for interpretation, management and administration of the Plan,
     (e) The power to delegate responsibility for Plan operation, management and administration on such terms, consistent with the Plan, as the Board may establish,
     (f) The power to delegate to other persons the responsibility of performing ministerial acts in furtherance of the Plan's purpose, and
     (g) The power to engage the services of persons, companies, or organizations in furtherance of the Plan's purpose, including but not limited to, banks, insurance companies, brokerage firms and consultants.

     3.3  Additional Powers.  In addition, as to each Option to buy Stock of the
          -----------------
Corporation, the Board or any Committee appointed by it shall have full and final authority in its discretion: (a) to determine the number of shares of Stock subject to each Option; (b) to determine the time or times at which Options will be granted; (c) to determine the option price of the shares of Stock subject to each Option, which price shall be not less than the minimum price specified in Article V of this Plan; (d) to determine the time or times when each Option shall become exercisable and the duration of the exercise period (including the acceleration of any exercise period), which shall not exceed the maximum period specified in Article V; (e) to determine whether each Option granted shall be an Incentive Stock Option or a Non-Qualified Option; and
(f) to waive, generally and in particular instances, compliance by a Participant with any obligation to be performed by him under an Option, to waive any condition or provision of an Option, and to amend or cancel any Option (and if an Option is canceled, to grant a new Option on such terms as the Board may specify), except that the Board may not take any action with respect to an outstanding option that would adversely affect the rights of the Participant under such Option without such Participant's consent. Nothing in the preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Article X.

     In no event may the Corporation grant an Employee any Incentive Stock Option that is first exercisable during any one calendar year to the extent the aggregate fair market value of the Stock (determined at the time the options are granted) exceeds $100,000 (under all stock option plans of the Corporation and any Affiliated Corporation); provided, however, that this paragraph shall have no force and effect if its inclusion in the Plan is not necessary for Incentive Stock Options issued under the Plan to qualify as such pursuant to
Section 422(d)(1) of the Code.

                                  ARTICLE IV
                                  ELIGIBILITY

     4.1  Eligible Employees.  All Employees (including Directors who are
          ------------------
Employees) are eligible to be granted Incentive Stock Option and Non-Qualified Option Awards under this Plan. Incentive Stock Options shall be granted only to Employees.

     4.2  Consultants, Directors and other Non-Employees.  Any consultant,
          ----------------------------------------------
Director (whether or not an Employee) and any other non-employee is eligible to be granted Non-Qualified Option Awards under the Plan, provided the person has not irrevocably elected to be ineligible to participate in the Plan.

     4.3  Relevant Factors.  In selecting individual Employees, consultants,
          ----------------
Directors and other non-employees to whom Awards shall be granted, the Board shall weigh such factors as are relevant to accomplish the purpose of the Plan as stated in Article I. An individual who has been granted an Award may be granted one or more additional Awards, if the Board so determines. The granting of an Award to any individual shall neither entitle that individual to, nor disqualify him from, participation in any other grant of Awards.

                                   ARTICLE V
                              STOCK OPTION AWARDS

     5.1  Number of Shares.  Subject to the provisions of Article X of this
          -----------------
Plan, the aggregate number of shares of Stock for which Options may be granted under this Plan shall not exceed 3,750,000 shares. The shares to be delivered upon exercise of Options under this Plan shall be made available, at the discretion of the Board, either from authorized but unissued shares or from previously issued and reacquired shares of Stock held by the Corporation as treasury shares, including shares purchased in the open market.

     Stock issuable upon exercise of an Option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors.

     5.2  Effect of Expiration, Termination or Surrender.  If an Option under
          ----------------------------------------------
this Plan shall expire or terminate unexercised as to any shares covered thereby, or shall cease for any reason to be exercisable in whole or in part, or if the Corporation shall reacquire any unvested shares issued pursuant to Options under the Plan, such shares shall thereafter be available for the granting of other Options under this Plan, subject to the limits set forth in
Section 5.1 hereof.

     5.3  Term of Options.  The full term of each Option granted hereunder shall
          ---------------
be for such period as the Board shall determine. In the case of Incentive Stock Options granted hereunder, the term shall not exceed ten (10) years from the date of granting thereof. Each Option shall be subject to earlier termination as provided in Sections 6.3 and 6.4. Notwithstanding the foregoing, the term of Options intended to qualify as Incentive Stock Options shall not exceed five (5) years from the date of granting thereof if such Option is granted to any Employee who at the time such Option is granted owns, directly or indirectly, or is deemed to own by reason of the attribution rules set forth in Section 425(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation and its Affiliated Corporations (a "Ten-Percent Shareholder").

     5.4  Option Price.  The Option price shall be determined by the Board at
          ------------
the time any Option is granted. In the case of Incentive Stock Options, the exercise price shall not be less than l00% of the fair market value of the shares covered thereby at the time the Incentive Stock Option is granted (but in no event less than par value), provided that no Incentive Stock Option shall be granted hereunder to any Employee who is a Ten-Percent Shareholder unless the Incentive Stock Option price equals not less than 110% of the fair market value of the shares covered thereby at the time the Incentive Stock Option is granted. In the case of Non-Qualified Stock Options, the exercise price shall not be less than 85% of fair market value.

     5.5  Fair Market Value. If, at the time an Option is granted under the
          -----------------
Plan, the Corporation's Stock is publicly traded, then "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Stock on the principal national securities exchange on which the Stock is traded, if the Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Stock on the NASDAQ National Market List, if the Stock is then traded on the NASDAQ National Market System; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Stock is not reported on the NASDAQ National Market System. However, if the Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Stock as determined in good faith by the Board after taking into consideration all factors that it deems appropriate, including without limitation, recent sale and offer prices of the Stock in private transactions negotiated at arm's length.

     5.6  Non-Transferability of Options.  No Incentive Stock Option granted
          ------------------------------
under this Plan shall be transferable by the grantee otherwise than by will or the laws of descent and distribution, and such Incentive Stock Option may be exercised during the grantee's lifetime only by the grantee.

     5.7  Foreign Nationals.  Awards may be granted to Participants who are
          -----------------
foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

                                  ARTICLE VI
                              EXERCISE OF OPTION

     6.1  Exercise.  Each Option granted under this Plan shall be exercisable on
          --------
such date or dates and during such period and for such number of shares as shall be determined pursuant to the provisions of the instrument evidencing such Option. The Board shall have the right to accelerate the date of exercise of any option, provided that, the Board shall not accelerate the exercise date of any Incentive Stock Option without the optionee's prior written consent if such acceleration would violate the annual vesting limitation contained in Section 422(d)(1) of the Code.

     6.2  Notice of Exercise.  A person electing to exercise an Option shall
          ------------------
give written notice to the Corporation of such election and of the number of shares he or she has elected to purchase and shall at the time of exercise tender the full purchase price of the shares he or she has elected to purchase. The purchase price can be paid partly or completely in shares of the Corporation's stock valued at Fair Market Value as defined in Section 5.5 hereof, or by any such other lawful consideration as the Board may determine. Until such person has been issued a certificate or certificates for the shares so purchased, he or she shall possess no rights of a record holder with respect to any of such shares.

     6.3  Option Unaffected by Change in Duties.  No Incentive Stock Option
          -------------------------------------
(and, unless otherwise determined by the Board of Directors, no Non-Qualified Option granted to a person who is, on the date of the grant, an Employee of the Corporation or an Affiliated Corporation) shall be affected by any change of duties or position of the optionee (including transfer to or from an Affiliated Corporation), so long as he or she continues to be an Employee. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Board shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Corporation or any Affiliated Corporation to continue the employment of the optionee after the approved period of absence.

     If the optionee shall cease to be an Employee for any reason other than death, such

Option shall thereafter be exercisable only to the extent of the purchase rights, if any, which have accrued as of the date of such cessation; provided that (i) the Board may provide in the instrument evidencing any Option that the Board may in its absolute discretion, upon any such cessation of employment, determine (but be under no obligation to determine) that such accrued purchase rights shall be deemed to include additional shares covered by such Option; and
(ii) unless the Board shall otherwise provide in the instrument evidencing any Option, upon any such cessation of employment, such remaining rights to purchase shall in any event terminate upon the earlier of (A) the expiration of the original term of the Option; or (B) where such cessation of employment is on account of disability, the expiration of one year from the date of such cessation of employment and, otherwise, the expiration of three months from such date. For purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code.

     In the case of a Participant who is not an employee, provisions relating to the exercisability of an Option following termination of service shall be specified in the award. If not so specified, all Options held by such Participant shall terminate on termination of service to the Corporation.

     6.4  Death of Optionee.  Should an optionee die while in possession of the
          -----------------
legal right to exercise an Option or Options under this Plan, such persons as shall have acquired, by will or by the laws of descent and distribution, the right to exercise any Options theretofore granted, may, unless otherwise provided by the Board in any instrument evidencing any Option, exercise such Options at any time prior to one year from the date of death; provided, that such Option or Options shall expire in all events no later than the last day of the original term of such Option;

provided, further, that any such exercise shall be limited to the purchase rights which have accrued as of the date when the optionee ceased to be an Employee, whether by death or otherwise, unless the Board provides in the instrument evidencing such Option that, in the discretion of the Board, additional shares covered by such Option may become subject to purchase immediately upon the death of the optionee.

                                  ARTICLE VII
                        TERMS AND CONDITIONS OF OPTIONS

     Options shall be evidenced by instruments (which need not be identical) in such forms as the Board may from time to time approve. Such instruments shall conform to the terms and conditions set forth in Articles V and VI hereof and may contain such other provisions as the Board deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Board may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to Incentive Stock Options, or to such other termination and cancellation provisions as the Board may determine. The Board may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Corporation to execute and deliver such instruments. The proper officers of the Corporation are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

                                 ARTICLE VIII
                                 BENEFIT PLANS

     Awards under the Plan are discretionary and are not a part of regular salary. Awards may not be used in determining the amount of compensation for any purpose under the benefit plans of the Corporation, or an Affiliated Corporation, except as the Board may from time to time expressly provide. Neither the Plan, an Option or any instrument evidencing an Option confers upon any Participant any right to continue as an Employee of, or consultant or advisor to, the Corporation or an Affiliated Corporation or affect the right of the Corporation or any Affiliated Corporation to terminate them at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profits granted under this Plan shall not constitute an element of damages in the event of termination of the relationship of a Participant even if the termination is in violation of an obligation of the Corporation to the Participant by contract or otherwise.

                                 ARTICLE IX
                     AMENDMENT, SUSPENSION OR TERMINATION
                                  OF THE PLAN

     The Board may suspend the Plan or any part thereof at any time or may terminate the Plan in its entirety. Awards shall not be granted after Plan termination. The Board may also amend the Plan from time to time, except that amendments which affect the following subjects must be approved by stockholders of the Corporation:

     (a) Except as provided in Article X relative to capital changes, the number of shares as to which Options may be granted pursuant to
          Article V;
     (b)  The requirements as to eligibility for participation in the Plan.

     Awards granted prior to suspension or termination of the Plan may not be canceled solely because of such suspension or termination, except with the consent of the grantee of the Award.

                                   ARTICLE X
                         CHANGES IN CAPITAL STRUCTURE

     The instruments evidencing Options granted hereunder shall be subject to adjustment in the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of an Award to the same extent as would affect an actual share of Stock issued and outstanding on the effective date of such change. Such adjustment to outstanding Options shall be made without change in the total price applicable to the unexercised portion of such options, and a corresponding adjustment in the applicable option price per share shall be made. In the event of any such change, the aggregate number and classes of shares for which Options may thereafter be granted under Section 5.1 of this Plan may be appropriately adjusted as determined by the Board so as to reflect such change.

     Notwithstanding the foregoing, any adjustments made pursuant to this
Article X with respect to Incentive Stock Options shall be made only after the Board, after consulting with counsel for the Corporation, determines whether such adjustments would constitute a "modification" of such Incentive Stock Options (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock

Options. If the Board determines that such adjustments made with respect to Incentive Stock Options would constitute a modification of such Incentive Stock Options, it may refrain from making such adjustments.

     In the event of the proposed dissolution or liquidation of the Corporation, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board.

     Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Corporation.

     No fractional shares shall be issued under the Plan and the optionee shall receive from the Corporation cash in lieu of such fractional shares.

                                 ARTICLE XI
                      EFFECTIVE DATE AND TERM OF THE PLAN

     The Plan shall become effective on September 1, 1993. The Plan shall continue until such time as it may be terminated by action of the Board or the Committee; provided, however, that no Options may be granted under this Plan on or after the tenth anniversary of the date on which the Plan was adopted by the Board.

                                  ARTICLE XII
                     CONVERSION OF ISOs INTO NON-QUALIFIED
                         OPTIONS; TERMINATION OF ISOs

     The Board, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's Incentive Stock Options, that have not been exercised on the date of conversion, into Non-Qualified Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the optionee is an employee of the Corporation or an Affiliated Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of such Options. At the time of such conversion, the Board or the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Board or the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's Incentive Stock Options converted into Non-Qualified Options, and no such conversion shall occur until and unless the Board or the Committee takes appropriate action. The Board, with the consent of the optionee, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such termination.

                                 ARTICLE XIII
                             APPLICATION OF FUNDS

     The proceeds received by the Corporation from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

                                 ARTICLE XIV
                            GOVERNMENTAL REGULATION

     The Corporation's obligation to sell and deliver shares of Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

                                  ARTICLE XV
                    WITHHOLDING OF ADDITIONAL INCOME TAXES

     Upon the exercise of a Non-Qualified Option or the making of a Disqualifying Disposition (as defined in Article XVI) the Corporation, in accordance with Section 3402(a) of the Code, may require the optionee to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Board in its discretion may condition the exercise of an Option on the payment of such additional withholding taxes.

                                  ARTICLE XVI
              NOTICE TO CORPORATION OF DISQUALIFYING DISPOSITION

     Each Employee who receives an Incentive Stock Option must agree to notify the Corporation in writing immediately after the employee makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option. A Disqualifying Disposition is any disposition (including any sale) of such Stock before the later of (a) two years after the date the Employee was granted the Incentive Stock Option or (b) one year after the date the Employee acquired Stock by exercising the Incentive Stock Option. If the Employee has died before such Stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

                                 ARTICLE XVII
                        CONDITIONS ON DELIVERY OF STOCK

     The Corporation shall not be obligated to deliver any shares of Stock pursuant to Options granted under the Plan until, (a) in the opinion of the Corporation's counsel, all applicable federal and state laws and regulations have been complied with, and (b) all other legal matters in connection with the issuance and delivery of such shares have been approved by the Corporation's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Corporation may require, as a condition to exercise of the option, such representations or agreements as counsel for the Corporation may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

                                 ARTICLE XVIII
                          GOVERNING LAW; CONSTRUCTION

     The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the State of Delaware (without regard to the conflict of law principles thereof). In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

                                     PROXY
                      APPLIED SCIENCE AND TECHNOLOGY, INC.

 THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF APPLIED SCIENCE AND
                                TECHNOLOGY, INC.

  The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated October 20, 1999, in connection with the Annual Meeting to be held at 10:30 a.m. on Thursday, November 18, 1999, at the offices of the Corporation located at 35 Cabot Road, Woburn, Massachusetts and hereby appoints Richard S. Post., Ph.D., with full power to act alone, the attorney and proxy of the undersigned, with power of substitution, to vote all shares of the Common Stock of Applied Science and Technology, Inc. (the "Corporation") registered in the name provided herein which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in said Proxy.

  This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors and FOR Proposals 2 and 3.

  In his discretion the proxy is authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

  Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate)

Nominees:    Donald K. Smith, Ph.D.   John R. Bertucci   Michel de Beaumont
                   [X] Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1. Election of Directors.     for [_]      withheld [_]
                             ---------------------
                       [_] For all nominees except as noted above.

  SEE REVERSE SIDE FOR PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

                               (SEE REVERSE SIDE)






2. Proposal to approve an amendment to the Corporation's 1993 Stock Option Plan to increase the number of shares of Common Stock available for issuance pursuant to the 1993 Stock Option Plan to 3,750,000 shares.
     [_] for                    [_] against                [_] abstain

3. Proposal to ratify and confirm the selection of KPMG LLP as the Corporation's independent auditors for the fiscal year ending July 1, 2000.
     [_] for                    [_] against                [_] abstain




                                      Please sign exactly as name(s) appears
                                      hereon. Joint owners should each sign.
                                      When signing as attorney, executor,
                                      administrator, trustee or guardian,
                                      please give full title as such.

                                      _________________________________________
                                      Signature

                                      _________________________________________
                                      Signature

                                      _________________________________________
                                      Date          Date